SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.   20549



                               Form    8-K




                    Pursuant to Section 13 or 15(d) of

                    the Securities Exchange Act of 1934







                AMERICAN DIGITAL COMMUNICATIONS, INC.

         (Exact Name of Registrant as specified in its Charter)





                              WYOMING

                      (State of Incorporation)



            0-28506 	                                 13-3411167

    (Commission File Number) 	                  (I.R.S. Employer ID No.)




          5575 DTC Parkway, Suite 355, Englewood,  Colorado  80111

         (Address of Principle Executive Offices, incl.  Zip Code)



      Registrant's telephone number, incl. area code:   (303) 770-8283

              _________________________________________

       (Former name or former address, if changed since last report)



Item 5.		Other Events

 (a) As a result of that certain agreement between the Company and Simmonds Capital Limited, the Registrant's Chairman of the Board and CEO, R. Gene Klawetter, has been replaced by John Simmonds, effective January 29, 1998. As approved in the Board minutes, Mr. Simmonds will serve as Chairman / CEO until the next annual meeting of shareholders or until such time as his successor has been elected and has duly qualified. Concurrently, Daniel M. Smith has been replaced as CFO by Gary Hokkanen.


 (b) Effective January 29, 1998 the Board of Directors have appointed Harry Dunstan, the Company's CTO, Board member in filling a vacancy of the seven-man member board. Mr. Dunstan will serve until the next annual meeting of shareholders or until such time as his successor has been elected and has duly qualified.




SIGNATURES



  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.





DATED: February 9, 1998


                                AMERICAN DIGITAL COMMUNICATIONS, INC.


                                      /s/ John Simmonds
                                BY.....................................
                                          John Simmonds, Chairman, CEO



                                     /s/ Gary Hokkanen
                                BY.....................................
                                         Gary Hokkanen, CFO